Exhibit 4.17
SUPPLEMENTAL AGREEMENT TO THE EQUITY PLEDGE AGREEMENT
This Supplemental Agreement to the Equity Pledge Agreement (this “Supplemental Agreement”) is entered into by and between the following parties on [August 18], 2009 in [Shenzhen]:
PLEDGEE:
Party A: Shenzhen Nepstar Pharmaceutical Coompany Ltd.
Registered address: Neptunus Building A-15B, Nanshan District, Shenzhen
PLEDGORS:
Party B: Feng Tu
ID No.: 320828196810190013
Party C: Liping Zhou
ID No.: 310104196310262825
(Party B and Party C are hereinafter collectively referred to as the “Pledgors”.)
WHEREAS:
The Pledgee and the Pledgors have entered into the Equity Pledge Agreement on June 22, 2007 and gone through the procedures for registration of the equity pledge. During the period of such equity pledge, the Pledgee and the Pledgors have made another investment to set up a new regional chain company. Therefore, the Pledgee and the Pledgors hereby enter into this Supplemental Agreement through friendly consultation.
1. REGIONAL CHAIN COMPANIES
The Regional Chain Companies set out in Annex I to the Equity Pledge Agreement shall be amended as follows:

Item	Company Name
1	Shenzhen Nepstar Chain Co., Ltd
2	Ningbo Nepstar Chain Co., Ltd.
3	Dalian Nepstar Chain Co., Ltd.
4	Hangzhou Nepstar Chain Co., Ltd.
5	Guangzhou Nepstar Chain Co., Ltd.
6	Shanghai Nepstar Chain Co., Ltd.
7	Sichuan Nepstar Chain Co., Ltd.
8	Jiangsu Nepstar Chain Co., Ltd
9	Shandong Nepstar Chain Co., Ltd.
10	Qingdao Nepstar Chain Co., Ltd.
11	Tianjin Nepstar Chain Co., Ltd.
12	Fuzhou Nepstar Chain Co., Ltd.

Supplemental Agreement to the Equity Pledge Agreement (Domestic Residents)
2. EFFECTIVENESS
This Supplemental Agreement shall be executed on the date first written above, and shall become effective on the date on which it has been duly signed by the authorized representatives of the parties. This Supplemental Agreement shall be binding on the Parties upon effectiveness.
2. COUNTERPARTS
This Supplemental Agreement is made in Chinese with four (4) originals. Each of Party A, Party B and Party C has one original, with the remainder used for registration and filing. Each original shall have the same legal effect.

Supplemental Agreement to the Equity Pledge Agreement (Domestic Residents)
IN WITNESS WHEREOF, the parties have executed or have caused their legal representatives or authorized representatives to execute this Supplemental Agreement on the date first written above.
[END OF TEXT]
PLEDGEE: SHENZHEN NEPSTAR PHARMACEUTICAL CO., LTD.
Legal Representative/ authorized representative: /s/ Simin Zhang
Corporate Seal: /s/ Shenzhen Nepstar Pharmaceutical Co., Ltd.
PLEDGOR: FENG TU
Signature: /s/ Feng Tu
PLEDGOR: LIPING ZHOU
Signature: /s/ Liping Zhou

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